Exhibit 10.13
[          ] , 2008
Liberty Lane Acquisition Corp.
One Liberty Lane
Hampton, New Hampshire 03842
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
               Re:     Initial Public Offering
Ladies and Gentlemen:
               This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), and Goldman, Sachs & Co. (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one half (1/2) of one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. Certain capitalized terms used herein are defined in Section 1 hereof.
               In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows.
     1. As used herein:
a.	“Business Combination” shall mean the initial acquisition by the Company of one or more assets or operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination meeting the conditions described in the Company’s Amended and Restated Certificate of Incorporation;

b.	“Initial Shares” shall mean all of the shares of Common Stock of the Company owned by an Initial Stockholder prior to the IPO;

c.	“Initial Stockholders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO;

d.	“Initial Warrants” shall mean all Warrants to purchase shares of Common Stock of the Company owned by an Initial Stockholder prior to the IPO, other than the Insider Warrants;

e.	“Insider Warrants” shall mean the 3,500,000 Warrants (or 4,025,000 warrants, if the Underwriter exercises its Option (as defined below) in full) to purchase shares of Common Stock to be issued to Liberty Lane Funding LLC (the “Sponsor”) in a private placement immediately prior to the IPO;

Liberty Lane Acquisition Corp.
Goldman, Sachs & Co.

f.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO;

g.	“Locked-Up Securities” shall mean all issued and outstanding Initial Shares, Initial Warrants (including the shares of Common Stock to be issued upon exercise of the Initial Warrants) and Insider Warrants (including the shares of Common Stock to be issued upon exercise of the Insider Warrants);

h.	“Option” shall mean the option to purchase additional Units to be granted by the Company to the Underwriter pursuant to the Underwriting Agreement;

i.	“Permitted Transferees” shall mean (a) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, the Sponsor, Liberty Lane Partners LLC (“Liberty Lane Partners”), any Affiliates of the Company, the Sponsor, or Liberty Lane Partners and any officers, directors, members and employees of the Sponsor, Liberty Lane Partners or such Affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor, and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor; provided, that, any such transferees agree in writing to become subject to the same transfer restrictions as the transferor. The term “Affiliate” has the meaning set forth in Rule 405 under the Securities Act (in effect on the date hereof). “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons;

j.	“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-149886) with the Securities and Exchange Commission on March 25, 2008, and any amendment or supplement thereto, in connection with the IPO; and

k.	“Trust Account” shall mean the trust account established under the Investment Management Trust Agreement to be entered into between the Company and American Stock Transfer & Trust Company, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Investment Management Trust Agreement.
     2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Initial Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of the Company’s Common Stock that may be acquired by the undersigned in any private placement, the IPO or in the aftermarket in favor of such Business Combination.
     3. In the event that the Company fails to consummate a Business Combination by the later of (i) 24 months from the consummation of the IPO (the “Consummation Date”) or

Liberty Lane Acquisition Corp.
Goldman, Sachs & Co.

(ii) 30 months from the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 24-month period (the later of such dates being referred to herein as the “Termination Date”), the undersigned shall vote all Initial Shares and all of the shares that may be acquired by the undersigned in any private placement, the IPO or in the aftermarket in favor of any dissolution and plan of distribution recommended by the Company’s Board of Directors. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the Initial Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.
     4. Except as disclosed in the Registration Statement, neither the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any fees or other cash payments prior to, or for any services they render in order to effectuate, the consummation of a Business Combination.
     5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned or any affiliate of the undersigned originates a Business Combination.
     6. In order to induce the Underwriter to enter into the proposed Underwriting Agreement in connection with the IPO, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Locked-Up Securities, or publicly announce an intention to effect any such transaction during the Restricted Period (as defined below); provided, however, that the foregoing sentence shall not apply to transfers to Permitted Transferees; provided, however, that in any transfer to a Permitted Transferee, it shall be a condition to the transfer that prior to such transfer, the Permitted Transferee, or the trustee or legal guardian on behalf of any Permitted Transferee, execute an agreement stating that the Permitted Transferee is receiving and holding such Locked-Up Securities subject to the provisions of this Agreement and there shall be no further transfer of such Locked-Up Securities except in accordance with this Agreement. The undersigned now has, and except as contemplated by permitted transfers to Permitted Transferees, for the duration of this Agreement will have, good and marketable title to the undersigned’s Locked-Up Securities, free and clear of

Liberty Lane Acquisition Corp.
Goldman, Sachs & Co.

all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Locked-Up Securities except in compliance with the foregoing restrictions. The term “Restricted Period” means the period commencing on the effective date of the Registration Statement and continuing for 180 days after the date of the consummation of a Business Combination; provided, however, that if (a) during the last 17 days of the Restricted Period the Company issues an earnings release or announces material news or a material event or (b) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Restricted Period, then the Restricted Period shall be automatically extended until the expiration of the 18-day period beginning on the date of the date of release of the earnings release or the announcement of the material news or material event, unless the Underwriter waives, in writing, such extension. Any of the foregoing transfers will be made in accordance with applicable securities laws.
     7. The undersigned hereby waives the undersigned’s right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.
     8. The undersigned agrees that prior to the consummation of a Business Combination, the undersigned will not propose any amendment to Article FIFTH of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any provision in the Company’s Amended and Restated Certificate of Incorporation related to the requirements that the Company seek stockholder approval before effecting the Business Combination and not consummate a Business Combination if public stockholders owning 35% or more of the shares sold in the IPO exercise their conversion rights. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.
     9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this Agreement.
     10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
     11. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement.

Liberty Lane Acquisition Corp.
Goldman, Sachs & Co.

     12. The undersigned acknowledges and understands that the Company and the Underwriter will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     13. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 1, 4, 6, 10, 11, 13 and 14.
     14. No term or provision of this Agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter.
[Signature Page to Follow]

Liberty Lane Acquisition Corp.
Goldman, Sachs & Co.

KOEPFGEN INVESTMENTS LLC

By:
Name:
Title:

Accepted and agreed:
LIBERTY LANE ACQUISITION CORP.

By:
Name:
Title:

GOLDMAN, SACHS & CO.